                                                                    EXHIBIT 10.4

                          PURCHASE AND SALES AGREEMENT

     This Agreement is made this 6th day of October, 1999.

DANIEL PROUTY and MELVYN GLICKMAN, as Trustees of Elmar Realty Trust, 11 Harvard Street, Worcester, MA 01609, hereinafter referred to as "Seller", agrees to sell, and IPG PHOTONICS CORPORATION, of Box 519, 660 Main Street, Sturbridge, MA 01566, hereinafter referred to as "Buyer", agrees to purchase, upon the terms and conditions hereinafter set forth, the following described premises:

                  44 + - ACRES OF LAND ON THE EASTERLY SIDE OF
                          OLD WEBSTER ROAD, OXFORD, MA

     Being shown on a plan of land entitled "Mortgage Inspection Plan in Oxford, Mass. for Eleanor Glickman and Marilyn Prouty, Trustees of the Elmar Realty Trust" dated August 21, 1995 by Para Land Surveying, Inc. 349 Ashland Avenue, Southbridge, Mass 01550, and being identified on Town of Oxford Assessors Map No. 58 as Parcels B1 and B3. Notwithstanding the foregoing description,*

1.  BUILDINGS, STRUCTURES, IMPROVEMENTS, FIXTURES
    ---------------------------------------------

     This is vacant land.

2.  TITLE DEED
    ----------

     Said premises are to be conveyed by a good and sufficient quitclaim deed running to the Buyer, or to the nominee designated by the Buyer, by written notice to the Seller at least seven (7) days before the deed is to be delivered as herein provided; said deed shall convey a good and clear record, and marketable title thereto, free from encumbrances, except:

A.   Provisions of existing building and zoning laws;

B. Such taxes for the then current fiscal year as are not due and payable on the date of the delivery of such deed;

C. Any liens for municipal betterments assessed after the date of this Agreement;

D. All easements, restrictions, and rights of way, if any, of record, to the extent the same are now in force and applicable, provided that they do not interfere with the use of the premises for Buyer's Proposed Use, as hereinafter defined.

____________________
*Buyer may complete a survey of the premises and, at Buyer's request, Seller shall describe and convey the premises according to said survey.

3.  PLANS
    -----

     If said deed refers to a plan necessary to be recorded therewith, the Seller shall deliver such plan with the deed, in form adequate for recording or registering.

5.  PURCHASE PRICE
    --------------

     The agreed purchase price for said premises is EIGHT HUNDRED THOUSAND DOLLARS, of which

     $20,000.00      have been paid prior to this day in accordance with Option
                     Agreement, which is superseded by this Purchase and Sale
                     Agreement.
      60,000.00      are to be paid at the time of signing this Agreement;
     120,000.00      plus or minus adjustments, at the time of delivery of deed by certified, cashier's, treasurer's, or bank check; and
     600,000.00      by a promissory note (to be guaranteed by Valentin
                                                               --------
                     Gapontsev) and mortgage from Buyer to Seller, principal,
                     ---------
                     plus any accrued interest due thereon, payable 2 years from the date of transfer, with interest at the annual rate of
                     10%,* interest only payments due monthly during said term, the first such interest payment being due ** from transfer date. Payment of obligation in full prior to due date may
                     be made without a pre-payment penalty.

                     *commencing January 1, 2000       **February 1, 2000

_______________
    $800,000.00      TOTAL


6.  TIME FOR PERFORMANCE; DELIVERY OF DEED
    --------------------------------------

     Such deed is to be delivered at 10:00 o'clock a.m. on the 1st day of November, 1999, at the Worcester District Registry of Deeds, unless otherwise agreed upon in writing.

7.  POSSESSION AND CONDITION OF PREMISES
    ------------------------------------

     Full possession of said premises, free of all tenants and occupants, except as herein provided, is to be delivered at the time of the delivery of the deed, said premises to be then (a) in the same condition as they are now are, reasonable use and wear thereof excepted, (b) not in violation of any building or zoning laws, and (c) in compliance with the provisions of any instrument referred to in clause 2 hereof.

8.  EXTENSION TO PERFECT TITLE OR MAKE PREMISES CONFORM
    ---------------------------------------------------

     If the Seller shall be unable to give title, make conveyance, or deliver possession of the premises, all as herein stipulated, or if at the time of the delivery of the deed the premises do not conform with the provisions hereof, then the Seller shall use reasonable efforts to remove any defects in the title to deliver possession as provided herein, or make the premises conform to the provisions hereof, as the case may be, in which event the time for performance hereof shall be extended for a period of thirty (30) days.

9.   FAILURE TO PERFECT TITLE OR MAKE PREMISES CONFORM
     -------------------------------------------------

      If at the expiration of the extended time the Seller shall have failed so to remove any defects in title, deliver possession, or make the premises conform, as the case may be, all as herein agreed, then any payments made under this Agreement shall be forthwith refunded, and all other obligations of the parties hereto shall cease, and this Agreement shall be void, without recourse to the parties hereto.

10.  BUYER'S ELECTION TO ACCEPT TITLE
     --------------------------------

      The Buyer shall have the election, at either the original or any extended time for performance, to accept such title as the Seller can deliver to the premises in their then condition, and to pay therefor the purchase price, without deduction, in which case, the Seller shall convey such title.

11.  ACCEPTANCE OF THE DEED
     ----------------------

      The acceptance of a deed by the Buyer, or Buyer's nominee, as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, except such as are, by the terms hereof, to be performed after the delivery of the deed.

12.  USE OF PURCHASE MONEY TO CLEAR TITLE
     ------------------------------------

      To enable the Seller to make conveyance as herein provided, the Seller may, at the time of delivery of the deed, use the purchase money, or any portion thereof, to clear the title of any or all encumbrances or interests, provided that all instruments so procured are recorded within a reasonable time after the delivery of the deed and that provisions reasonably satisfactory to Buyer or its counsel are made to insure receipt of such instruments.

13.  ADJUSTMENTS
     -----------

      Taxes for the then current fiscal year shall be apportioned as of the day of performance of this Agreement, and the net amount thereof shall be added to or deducted from, as the case may be, the purchase price payable by the Buyer at the time of delivery of the deed.

      In the event the subject property is not separately identified by the municipality for tax purposes on the day of closing, the parties agree that Buyer shall reimburse Seller for Buyer's proportionate share of taxes due on the property, and Seller shall pay for such taxes until the property is so separately identified. This paragraph shall survive the closing.

14.  ADJUSTMENT OF UNASSESSED AND ABATED TAXES
     -----------------------------------------

      If the amount of the taxes is not known at the time of the delivery of the deed, they shall be apportioned on the basis of the taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained. If the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless herein otherwise agreed. This paragraph shall survive the closing.

15.  BROKER'S FEE
     ------------

      The Seller and Buyer agree that no broker is involved in this sale/purchase.

16.  DEPOSIT
     -------

      All deposits made hereunder shall be held in escrow by the Seller's attorney, Melvyn Glickman, Esquire, in a non-interest bearing account, subject to the terms of this Agreement, and shall be duly accounted for at the time for performance of this Agreement.

17.  BUYER' S DEFAULT; DAMAGES
     -------------------------

      If the Buyer shall fail to fulfill the Buyer's agreements herein, all deposits made hereunder by the Buyer shall be retained by Seller as liquidated damages, and this shall be the Seller's sole remedy at law and in equity.

18.  LIABILITY OF TRUSTEE SHAREHOLDER, BENEFICIARY
     ---------------------------------------------

      If the Seller or Buyer execute this Agreement in a representative or fiduciary capacity, only the principal or the estate represented shall be bound, and neither the Seller nor the Buyer who so executes, nor any shareholder or beneficiary of any trust, shall be personally liable for any obligation, express or implied, hereunder.

19.  WARRANTIES AND REPRESENTATIONS
     ------------------------------

      The Buyer acknowledges that the Buyer has not been influenced to enter into this transaction, nor has Buyer relied upon any warranties or representations not set forth or incorporated herein, or previously or hereafter made orally or in writing, except for the following additional warranties and representations, if any, made by either the Seller or the Broker(s). NONE.

20.  CONSTRUCTION OF AGREEMENT
     -------------------------

      This instrument, executed in duplicate, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties, is binding upon and inures to the benefit of the parties hereto, their respective heirs, devisees, executors, administrators, successors and assigns, and may be canceled, modified, or amended only by a written instrument executed by both the Seller and the Buyer. If two or more persons are named herein as Buyer, their obligations hereunder shall be joint and several. The captions and marginal notes are used only as a matter of convenience, and are not to be considered a part of this Agreement, or used in determining the intent of the parties to it.

21.  TITLE EXPENSES
     --------------

      Buyer shall pay for all title expenses, including certificate of title, title insurance, and recording expenses. Prior Title Reference: Bay State Abstract Company, Order #4528.

22.  MORTGAGE CONTINGENCY
     --------------------

      Not Applicable

23.  ADDITIONAL PROVISIONS
     ---------------------

      Seller makes no representations to Buyer concerning buildability of the demised premises including, but not limited to, building permits, wetlands, driveway or other matters. Seller makes no representation to Buyer concerning percolation or deep hole testing of the property. Seller makes no representations regarding any zoning matters relating to the premises. Buyer is responsible for and hereby acknowledges responsibility for all matters referred to in this paragraph. This paragraph shall survive the closing.

ELMAR REALTY TRUST (Seller)


BY /s/ Daniel Prouty
   -----------------
   DANIEL PROUTY, TRUSTEE


BY /s/ Melvyn Glickman
   -------------------
   MELVYN GLICKMAN, TRUSTEE

IPG PHOTONICS CORPORATION (Buyer)

BY /s/ Valentin Gapontsev
   ----------------------

             ADDENDUM TO PURCHASE AND SALE AGREEMENT BY AND BETWEEN

               DANIEL PROUTY and MELVYN GLICKMAN, AS TRUSTEES OF
                        ELMAR REALTY TRUST (SELLER) and
                       IPG PHOTONICS CORPORATION (BUYER)
                            DATED October 6th, 1999

     The following additional provisions are made a part of the Agreement and, where they conflict with any other provision of the Agreement, they shall govern.

     24. Buyer's obligations hereunder are contingent upon the availability (at normal premium rates) of an owner's and lender's title insurance policies without exceptions other than those matters permitted by Section 2 of this agreement.

     25. Seller agrees at the closing to execute a statement under oath to any title insurance company issuing a policy to Buyer and/or Buyer's mortgagee to the effect that: (1) there are no tenants, leases or parties in possession of the premises, if at all, and (2) Seller has no knowledge of any work having been done to the premises which would entitle anyone now or hereafter to claim a mechanic's or materialmen's lien on the premises.

     26. Without limiting the requirement that Seller convey a good and clear record and marketable title as set forth in Section 2 herein, title to the premises shall not be deemed to conform with the requirements herein unless: (i) no structures on abutting properties encroach upon the premises; and (ii) the premises are not in a flood hazard area as defined by the United States Department of Housing and Urban Development and are not in a state or local flood plain zone (including the Floodway District under the Oxford Zoning By-
Law).

     27. The Seller hereby warrants and represents to the Buyer that the Seller has no actual knowledge of, and has received no notice of, the existence of any asbestos, oil or hazardous materials or any underground storage tanks on the premises. For purposes of this clause, "hazardous materials" shall mean any material which may be dangerous to health or to the environment, including without limitation all "hazardous materials," "hazardous substances," "hazardous waste" and "oil" as defined in any applicable federal or state statutes and their implementing regulations. The foregoing warranty and representations shall survive delivery of a deed hereunder.

     28. The Seller (or, if applicable, the Seller's beneficiaries) hereby certifies that its taxpayer ID number is as set forth below. The Seller certifies that it is not subject to back up withholding by the Internal Revenue Service. The Seller further certifies that it is either exempt from, or this transaction is not subject to, the provisions of 26 USCA 1445 regarding the withholding tax on disposition of real property interests by foreign persons and foreign corporations. The information furnished under the provisions of this paragraph is made under the penalties of perjury. The Seller also certifies that its address is as set forth on the first page of this Agreement.

   Taxpayer ID #: 04-6648227                      for  Elmar Realty Trust
                 -----------                           ------------------

   Taxpayer ID #:___________                      for____________________

     29. From and after the date hereof and until the date for performance and delivery of the deed hereunder, the Buyer, its agents and employees, including, without limitation, contractors, prospective mortgage lenders, architects, engineers, inspectors, insurance agents and appraisers shall have the right to enter upon the premises at any reasonable time and on reasonable notice to the Seller, and may, at the Buyer's expense, inspect the premises and conduct such tests and surveys as the Buyer may reasonably deem necessary to determine that the premises satisfy the terms and conditions of this Agreement. The Buyer shall hold harmless and indemnify the Seller from and against any and all damage to property or personal injury resulting from the actions of the Buyer or its agents in performing any such inspections, tests or surveys and the Buyer shall promptly repair any damage to the premises caused by any such tests.

     30. Buyer may obtain at its sole expense a written report or reports (the "Report") from an environmental engineering firm regarding the presence or risk of presence of Hazardous Materials, if any, on the Premises. "Hazardous Materials" means any asbestos, urea formaldehyde foam insulation, radon, or "oil" or "hazardous material" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C (S)9601, and the Massachusetts Oil and Hazardous Material Release, Prevention and Response Act, M.G.L. c. 21E, as such acts may be amended, or in regulations adopted under such acts. If the Reports disclose the presence or risk of presence of any Hazardous Materials on the Premises or is otherwise not satisfactory to Buyer or its lender, Buyer may terminate this Agreement by giving notice to Seller on or before October 15, 1999. In such event the deposit shall be immediately refunded, and this Agreement shall be terminated without recourse to the parties hereto. If Seller is not so notified, this contingency shall be deemed waived by the Buyer.

     31. Buyer's obligation to purchase the premises are subject to Buyer obtaining at least fifteen (15) days prior to the date for performance all permits and approvals necessary for the construction of two to four buildings on the Premises for Buyer's administrative, research and development, and assembly (including accessory manufacturing activities) facilities and all necessary accessory and ancillary uses, including without limitation, parking and access roads (all of the foregoing referred to herein as "Buyer's Proposed Use"), including, without limitation, a site plan approval, variance, or special permit (but not including a building permit), an approved on-site sewage disposal permit and any other zoning or regulatory approvals of the Town of Oxford required for Buyer's Proposed Use. The Buyer agrees that it will expeditiously file and prosecute such applications. Buyer shall be deemed to have obtained any permit or approval necessary upon the expiration of any appeal period after a favorable vote or other action granting the permit or approval.

     32. Buyer's obligation to purchase the Premises are subject to Buyer or Buyer's counsel determining that the Premises are properly zoned for Buyer's Proposed Use and that upon completion of Buyer's Proposed Use the Premises will be in compliance with all zoning and land use laws and regulations of the Town of Oxford or other entities having jurisdiction thereover and that the Buyer's Proposed Use will not require the filing of an Environmental Notification Form under the Massachusetts Environmental Policy Act or its applicable regulations. If Buyer shall not have made such determinations before October 15, 1999, Buyer may terminate this Agreement by giving notice to Seller on or before October 15, 1999. In such event the deposit shall be immediately refunded, and this Agreement shall be terminated without recourse to the parties hereto. If Seller is not so notified, this contingency shall be deemed waived by the Buyer.

     33. Buyer's obligation to Purchase the Premises are subject to Buyer obtaining a Tax Increment Financing (TIF) agreement in amount and form satisfactory to Buyer. If said TIF agreement has not been approved by all parties before October 15, 1999, Buyer may terminate this Agreement by giving notice to Seller on or before October 15, 1999. In such event the deposit shall be immediately refunded, and this Agreement shall be terminated without recourse to the parties hereto. If Seller is not so notified, this contingency shall be deemed waived by the Buyer.

     34. Buyer's obligation to Purchase the Premises are subject to Buyer obtaining a contract with the Massachusetts American Water Company for the installation of a water line to the premises, said agreement in amount and form satisfactory to Buyer.

     35. Notwithstanding Section 6, if Buyer has not obtained all permits and approvals referred to in Section 31 and has done all things reasonably necessary to obtain them and failure to obtain the same is the failure of a board or regulatory official to complete its hearings and/or issue a decision, then Buyer, at its option, shall, upon notice to Seller, have the right to extend the closing date for successive periods of thirty (30) days in order to obtain said permits and approvals. In no event shall the closing be extended beyond December 31, 1999, unless agreed to by both parties.

     36. All notices required to be given under this Agreement shall be by hand delivery; or mailed, postage prepaid, certified mail return receipt requested; or sent by facsimile to:

          Seller at:          Melvyn Glickman, Esquire
                              Glickman, Sugarman, Kneeland & Gribouski
                              11 Harvard Street
                              P.O. Box 2917
                              Worcester, MA 01613
                              Facsimile: (508) 831-0443

          Buyer at:           IPG Photonics Corporation
                              Attention: Paul Sinni
                              660 Main Street
                              P.O. Box 519
                              Sturbridge, MA 01566
                              Facsimile: (508) 347-1628

                              with a copy to Buyer's counsel:

                                 Joel P. Greene
                                 Lane, Greene, Murtha & Edwards
                                 446 Main Street, Suite 1500
                                 Worcester, MA 01608
                                 Facsimile: (508) 752-9106

Any such notice may be given directly to counsel for either party without a copy to the party.

   Executed under seal as of the date above.


                                      ELMAR REALTY TRUST, Seller


                                      By: /s/ Daniel Prouty
                                          -------------------------------
                                          Daniel Prouty, Trustee


                                      By: /s/ Melvyn Glickman
                                          -------------------------------
                                          Melvyn Glickman, Trustee


                                      IPG PHOTONICS CORPORATION,
                                      Buyer


                                      By: /s/ Valentin Gapontsev
                                          -------------------------------

VIA FIRST CLASS MAIL & FACSIMILE (831-0443)
--------------------------------

Melvyn Glickman, Esquire
Glickman, Sugarman, Kneeland & Gribouski
11 Harvard Street
P.O. Box 2917
Worcester, MA 01613

Re:  Elmar Realty Trust to IPG Photonics Corporation
     Old Webster Road, Oxford, MA

Dear Mel:

    This letter will confirm the agreement of the parties that the Purchase and Sale Agreement dated October 6, 1999, and as amended October 14, 1999, is further amended as follows:

     1. The dates under Sections 30 (environmental report), 32 (proper zoning) and 33 (TIF agreement) are extended from October 26, 1999, until November 8, 1999.

     2.  The deadline for Buyer obtaining all permits and approvals provided in
Section 31 is extended from October 26, 1999, until November 8, 1999, and the Buyer's right to give notice to extend the closing as provided in Section 35 may be exercised to and including November 8, 1999.

     3.  The Closing Date provided in Section 6 is extended to November 12,
1999.

     4. The Buyer's October 26, 1999, notice of unsatisfied contingencies is withdrawn (subject to the new deadlines).

     Please signify the Seller's assent by signing and returning a copy of this letter to the undersigned. If you have any questions, please do not hesitate to call me.

                                                     Sincerely yours,

                                                     /s/  Joel Greene

                                                     Joel P. Greene
                                                     Attorney for Buyer


The above amendments are agreed to


/s/  Melvyn Glickman
------------------------------------
Melvyn Glickman, Attorney for Seller